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                                                                    EXHIBIT 1.1

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 199_-_


                             UNDERWRITING AGREEMENT


                                                          as of _________, 199_

Underwriter
[address]

Ladies and Gentlemen:

         Heller Financial Commercial Mortgage Asset Corp., a Delaware corporation (the "Depositor"), proposes to sell to you (the "Underwriter") the Mortgage Pass-Through Certificates identified on Schedule I hereto (the "Certificates") pursuant to this Underwriting Agreement, dated as of ________, 199_ (this "Agreement"), between the Depositor and the Underwriter. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Depositor and consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans").

         The Mortgage Loans will be acquired by the Depositor from ___________ (the "Mortgage Loan Seller") pursuant to the mortgage loan purchase agreement, dated as of _____________, 199_ (the "Mortgage Loan Purchase Agreement"), between the Depositor and the Mortgage Loan Seller. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Mortgage Loan Purchase Agreement.

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 033-______) on Form S-3 for the registration of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to the Underwriter. The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Certificates and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; the prospectus included in the Registration Statement, at the time

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the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the "Basic Prospectus"; such form of supplement to the form of prospectus relating to the Certificates, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement, together, are hereinafter called the "Prospectus". Any preliminary form of the Prospectus that has heretofore been filed pursuant to Rule 424(b) is hereinafter called a "Preliminary Prospectus".

         SECTION 1. Representations and Warranties.

         (a) The Depositor represents and warrants to the Underwriter as follows:

              (i) The Registration Statement has become effective, and the Registration Statement as of the effective date thereof (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations"); and the information in the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the information in the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date (as hereinafter defined) will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the information therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Depositor makes no representations, warranties or agreements as to (A) the information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto (the "Underwriter Information"), or (B) any information contained in or omitted from any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by the Underwriter to the Depositor pursuant to Section 4, and provided, further, that the Depositor makes no representations or warranties as to any information contained in or omitted from the portions of the Prospectus Supplement under the headings "________________________________", or contained in or omitted from Appendix
__, Appendix __, Appendix ___ or Appendix __ to the Prospectus Supplement (the "Mortgage Loan Seller Information") and provided, further, that the Depositor makes no representations or warranties regarding untrue statements or omissions in the portions of the Prospectus Supplement under the headings "___________" and "_______________" that arise out of or are based upon untrue statements or omissions in the Mortgage Loan Seller Information.

              (ii) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted

                                       2

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by it, and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ____________, 199_, among the Depositor, _______________, as master servicer, _________, as special servicer and __________________, as trustee.

              (iii) The execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Depositor with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Depositor or conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it may be bound or to which any of the property or assets of the Depositor is subject.

              (iv) The Certificates have been duly authorized for issuance and sale (or will have been so authorized prior to the issuance thereof) pursuant to this Agreement and the Pooling and Servicing Agreement. When issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Pooling and Servicing Agreement against payment of the consideration therefor in accordance with this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles. The Certificates and the Pooling and Servicing Agreement conform in all material respects to all statements relating thereto contained in the Prospects.

              (v) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Underwriter and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

              (vi) This Agreement has been, and as of the Closing Date the Pooling and Servicing Agreement will be, duly authorized, executed and delivered by the Depositor. This Agreement constitutes, and as of the Closing Date the Pooling and Servicing Agreement will constitute, a legal, valid and binding agreement enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of

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the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

              (vii) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor (A) will convey to the Trustee, or cause to be conveyed to the Trustee, good title to the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens") granted by or imposed upon the Depositor, (B) will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer or cause to be transferred the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriter. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriter of the Certificates pursuant hereto, the Underwriter will have good title to the Certificates purchased by the Underwriter, in each case free of Liens.

              (viii) The Depositor is not, and the issuance and sale of the Certificates in the manner contemplated by the Prospectus will not cause the Depositor or the Trust Fund to be, subject to registration or regulation as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

              (ix) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriter pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates. The consideration received by the Depositor upon the sale of the Certificates to the Underwriter will constitute reasonably equivalent value and fair consideration for the Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriter. The Depositor is not selling the Certificates to the Underwriter with any intent to hinder, delay or defraud any of the creditors of the Depositor.

              (x) At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (the "Rating Agencies").

              (xi) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

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              (xii) None of the Depositor or any of its affiliates does
business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (b) The Underwriter represents and warrants to the Depositor that, as of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder.

         SECTION 2. Purchase and Sale.

         Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Depositor shall sell to the Underwriter, and the Underwriter shall purchase from the Depositor, at the related purchase price set forth on Schedule I hereto, Certificates of each class thereof having an actual or notional amount as set forth on Schedule I hereto. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from the Cut-off Date to but excluding the Closing Date.

         SECTION 3. Delivery and Payment.

         Payment of the aggregate purchase price for, and delivery of, the Certificates shall be made at 10:00 a.m. New York City time on _________, 199_, which date and time may be postponed by agreement between the Underwriter and the Depositor (such time and date of payment and delivery, the "Closing Date"). Payment shall be made to the Depositor in immediately available Federal funds wired to such bank as may be designated by the Depositor, against delivery of the Certificates. Delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"). Each class of Certificates will be represented by one or more definitive global Certificates to be deposited by or on behalf of the Depositor with DTC. The Certificates will be made available for examination by the Underwriter not later than 10:00 a.m. New York City time on the last business day prior to the Closing Date. The closing of the transactions contemplated hereby shall be made at the offices of ___________________________, or at such other place as shall be agreed upon by the Underwriter and the Depositor.

         SECTION 4. Offering by Underwriter.

         (a) The Underwriter shall provide written information to the Depositor expressly for use in the Preliminary Prospectus and the Prospectus (the "Underwriter Information").

         (b) It is understood that the Underwriter proposes to offer the Certificates for sale as set forth in the Prospectus. It is further understood that the Depositor, in reliance upon a Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-c of the General Business Law of the State of New York with respect to the Certificates. The Underwriter therefore agrees that sales of the Certificates made by the Underwriter in and from

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the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

         (c) In connection with the offering of the Certificates, the Underwriter may prepare and provide to prospective investors (i) computational materials ("Computational Materials") as defined in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, as well as the PSA Letter referred to below and (ii) ABS term sheets ("ABS Term Sheets"), each as defined in the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter"), subject to the following conditions:

              (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend substantially in the form attached hereto as Exhibit A. The Depositor shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (i) will be satisfied if all Computational Materials and ABS Term Sheets referred to herein bear a legend in a form previously approved in writing by the Depositor.

              (ii) The Underwriter shall provide the Depositor with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Depositor for use by the Underwriter. The Underwriter shall provide to the Depositor, for filing on Form 8-K as provided in Section 5(j), copies (in such format as required by the Depositor) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed if filing in such format is permitted by the No-Action Letters. All Computational Materials and ABS Term Sheets described in this subsection (ii) must be provided to the Depositor not later than 10:00 a.m. New York City time one business day before filing thereof is required pursuant to the terms of this Agreement and in accordance with the No-Action Letters. The Underwriter shall not provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Depositor pursuant to this subsection (ii) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this subsection (ii) for filing pursuant to Section 5(j), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

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              (iii) All information included in the Computational Materials and
ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Pool that differ from the final mortgage pool information reflected in the Mortgage Loan Seller Information in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the Mortgage Loan Seller Information and structuring assumptions used in the Prospectus, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Certificates, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Depositor pursuant to subsection
(ii) above.

              (iv) The Depositor shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the Underwriter, the Depositor will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _______________________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked, "material previously dated _________, as corrected." If, within the period during which the Prospectus relating to the Certificates is required to be delivered under the 1933 Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Depositor or the Underwriter, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to the Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Depositor for filing with the Commission in a subsequent Form 8-K submission (subject to the Depositor's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which the parties acknowledge shall be at the expense of the Mortgage Loan Seller. As of the date that the Underwriter disseminates any Computational Materials or ABS Term Sheets, the Underwriter shall not have any knowledge or reason to believe that such Computational Materials or ABS Term Sheets contained any material error or omission and will promptly notify the Depositor of any such material error or omission of which the Underwriter becomes aware.

              (v) The Underwriter shall be deemed to have represented, as of the Closing Date, that, except for Computational Materials and ABS Term Sheets provided to the Depositor pursuant to subsection (ii) above, the Underwriter did not provide any prospective investors

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with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and the Underwriter shall provide the Depositor with a certification to that effect on the Closing Date.

              (vi) In the event of any delay in the delivery by the Underwriter to the Depositor of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (ii) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5(j), the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5(j) to file the Computational Materials and ABS Term Sheets by the time specified therein.

         (d) The Underwriter further represents and warrants that, if and to the extent it has provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Certificates, all of the conditions set forth in clause (c) above have been satisfied with respect thereto.

         SECTION 5. Covenants of the Depositor.

         The Depositor covenants with the Underwriter as follows:

         (a) The Depositor will give the Underwriter notice of its intention to file or prepare (i) any amendment to the Registration Statement at any time prior to the Closing Date or (ii) any amendment or supplement to the Prospectus (including any revised prospectus that the Depositor proposes for use by the Underwriter in connection with the offering of the Certificates and that differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) at any time during the period when a prospectus relating to the Certificates is required to be delivered under the 1933 Act and the Depositor, will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter shall reasonably object.

         (b) The Depositor will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

         (c) The Depositor will deliver to the Underwriter a copy of the Registration Statement as originally filed and of each amendment thereto prior to the date hereof (including exhibits filed therewith or incorporated by reference therein).

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         (d) The Depositor will furnish to the Underwriter, from time to time during the period when a prospectus relating to the Certificates is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

         (e) If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Depositor will forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Depositor will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

         (f) The Depositor will endeavor to arrange for the qualification of the Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of Certificates; provided, however, that the Depositor shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

         (g) The Depositor will use the net proceeds received by it from the sale of the Certificates in the manner specified in the Prospectus under "Use of Proceeds".

         (h) If the transactions contemplated by this Agreement are consummated, the Depositor will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor under this Agreement. Except as herein provided, the Underwriter shall be responsible for the payment of all costs and expenses incurred by it, including, without limitation, (i) the fees and disbursements of counsel of the Underwriter and (ii) such additional costs arising out of any Computational Materials and ABS Term Sheets prepared and/or distributed by the Underwriter, in connection with the purchase and sale of the Certificates.

         (i) If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the 1933 Act, the Depositor receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Depositor will immediately advise the Underwriter of the issuance of such stop order.

         (j) The Depositor will file with the Commission within fifteen days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the Certificates and the Mortgage Pool to the extent that such information is not set forth in the

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Prospectus. The Depositor will also file with the Commission a report on Form
8-K setting forth all Computational Materials and ABS Term Sheets (as such terms are defined herein) provided to the Depositor by the Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets by the Depositor, the Underwriter must comply with its obligations pursuant to Section 4 and the Depositor must receive a letter from ____________________, certified public accountants, satisfactory in form and substance to the Depositor, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, as a result of which they have determined that the information included in the Computational Materials and ABS Term Sheets (if any), provided by the Underwriter to the Depositor for filing on Form 8-K pursuant to Section 4 and this subsection (j), and that the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Depositor to be material. The Depositor shall file any corrected Computational Materials or ABS Term Sheets described in Section 4(c)(iv) as soon as practicable following receipt thereof.

         SECTION 6. Conditions of Underwriter's Obligations.

         The Underwriter's obligation to purchase the Certificates allocated to it as set forth on Schedule I hereto shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Depositor contained herein as of the date hereof and as of the Closing Date, to the performance by the Depositor in all material respects of its obligations hereunder and to the following conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Depositor's knowledge, threatened by the Commission and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

         (b) On the Closing Date, the Underwriter shall have received:

              (i) One or more opinions, dated the Closing Date, of counsel to the Depositor, in form and substance satisfactory to the Underwriter, substantially to the effect that:

                   (A) The Depositor is a corporation in good standing under the laws of the State of Delaware.

                   (B) The Depositor has corporate power and authority to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement.

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                   (C) Each of this Agreement and the Pooling and Servicing
         Agreement has been duly authorized, executed and delivered by the Depositor. Upon due authorization, execution and delivery by the other parties thereto, the Pooling and Servicing Agreement will constitute a valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by (1) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally and (2) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                   (D) The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with this Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

                   (E) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and not withdrawn, and no proceedings for that purpose have been initiated or threatened by the Commission.

                   (F) At the time it became effective, the Registration Statement (other than any financial or statistical information included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                   (G) To such counsel's knowledge and information, there are no material contracts, indentures, or other documents of the Depositor required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                   (H) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the issuance and sale of the Certificates in the manner contemplated by the Prospectus will not cause the Depositor or the Trust Fund to be subject to registration or regulation as an "investment company" under the Investment Company Act of 1940, as amended.

                   (I) No consent, approval, authorization, or order of any State of New York or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (1) such as have been obtained, (2) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriter, as to which no opinion need be expressed and (3) any recordation of the assignments of the

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         Mortgage Loans to the Trustee pursuant to the Pooling and Servicing
         Agreement that has not yet been completed.

                   (J) Neither the sale of the Certificates to the Underwriter pursuant to this Agreement, nor the consummation by the Depositor of any other of the transactions contemplated by, or the fulfillment by the Depositor of the terms of, this Agreement or the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification or both, would constitute a default) under, the certificate of incorporation or by-laws of the Depositor or, to the knowledge of such counsel, any material indenture or other material agreement or material instrument to which the Depositor is a party or by which it is bound, or any State of New York or federal statute or regulation applicable to the Depositor or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor.

              (ii) An opinion, dated the Closing Date, of counsel to the Underwriter, reasonably acceptable to the Underwriter.

              (iii) In giving their opinions required by the foregoing subsections (i) and (ii) of this Section, counsel to the Depositor and the Underwriter, respectively, shall in each case additionally state that nothing has come to such counsel's attention that would lead it to believe that the Prospectus (other than any financial statements and supporting schedules and statistical and/or accounting information included therein, as to which no opinion need be rendered), as of the date thereof or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such statement shall be based upon conferences and telephone conversations with representatives of the parties hereto, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the Trustee and such opinion may be qualified that, with limited exception, such counsel will not have reviewed any loan documents.

              Such opinion(s) may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion(s) may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal law of the United States.

         (c) On the Closing Date, the Underwriter shall have received a favorable opinion, dated the Closing Date, of special tax and ERISA counsel to the Depositor (i) regarding the qualification of each of [REMIC I, REMIC II and REMIC III] as a real estate mortgage investment conduit within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986 and (ii) to the effect that the statements in the Basic Prospectus and the Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein. Such opinion(s) may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion(s) may be qualified as an opinion only on the federal tax and ERISA law of the United States.

         (d) The Depositor shall have delivered to the Underwriter a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Depositor to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him of, this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

              (i) the representations and warranties of the Depositor in this Agreement and the Pooling and Servicing Agreement are true and correct in all material respects;

              (ii) the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

              (iii) since ___________, 199_, there has been no material adverse change in the financial condition of the Depositor; and

              (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (e) The Depositor and the Underwriter shall have received from _______________, certified public accountants, a letter dated the Closing Date, in form and substance satisfactory to the Underwriter, stating in effect that:

              (i) they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Seller, unless otherwise noted in such letter; and

              (ii) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

         (f) The Underwriter shall have delivered the certification specified in Section 4(c)(v) and received the accountants' letters specified in Section 5(j).

         (g) The Underwriter shall have received, with respect to each of the Master Servicer, the Special Servicer and the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to the same limitations as set forth in Section 6(b)(i)(C), the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by, officers and/or authorized representatives of parties to, the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered.

         (h) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor which the Underwriter concludes, in the reasonable judgment of the Underwriter after consultation with the Depositor, materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

         (i) The Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been rescinded.

         SECTION 7. Indemnification.

         (a) The Depositor shall indemnify and hold harmless the Underwriter, its directors and officers and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), from and against any and all expenses, losses, claims, damages and other liabilities (including without limitation the reasonable costs of investigation and legal defense) (the "Liabilities") caused by any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, insofar as the Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission with respect to any information in the Prospectus as to which the Underwriter has agreed to indemnify the Depositor pursuant to Section 7(b), the Depositor shall have no obligation to so indemnify and hold harmless; and provided, further, that the Depositor shall have no obligation to so indemnify and hold harmless to the extent that the Liabilities arise out of or are based upon an untrue statement or omission or an alleged untrue statement or omission with respect to the Mortgage Loan Seller Information or any other factual information contained in the Prospectus regarding the Mortgage Loans.

         (b) The Underwriter shall indemnify and hold harmless the Depositor, its directors and each person, if any, who controls the Depositor within the meaning of either Section 15 or Section 20 of the 1933 Act or Section 20 of the 1934 Act against any and all Liabilities as incurred, but only with respect to
(i) untrue statements or alleged untrue statements, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in the Underwriter Information and (ii) untrue statements or alleged untrue statements in the Computational Materials or ABS Term Sheets delivered to purchasers of the Certificates by the Underwriter, to the extent that such Computation Materials and ABS Terms Sheets were prepared by the Underwriter and incorporated by reference into the Registration Statement or the Prospectus as a result of any filing pursuant to Section 5(j), except to the extent that such losses, claims, damages or other liabilities arise from factual errors in the Mortgage Loan Seller Information and/or the Master Tape.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this Agreement. If any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party may participate at its own expense in the defense of any such action. To the extent that it may elect by written notice delivered to the indemnified parry promptly after receiving the aforesaid notice from the indemnified party, the indemnifying party may elect to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

         (d) If the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable to an indemnified party under subsection (a) or (b) on grounds of public policy or otherwise, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriter on the other from the offer and sale of the Certificates pursuant hereto or (ii) if the allocation provided by clause (i) above is nor permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or other liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand, and the Underwriter on the other, in connection with the offering of the Certificates shall be deemed to be in the same respective proportions that the total proceeds from the sale of the Certificates (before deducting expenses) received by the Depositor and the total underwriting discounts and commissions received by the Underwriter in connection with the offering of the Certificates, bear to the aggregate offering price of the Certificates. The relative fault of the Depositor on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this
Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter in connection with the offering of the Certificates exceeds the amount of damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution agreements contained in this
Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, the Underwriter, any of their respective directors or officers, or any person controlling the Depositor or the Underwriter, and (iii) acceptance of and payment for any of the Certificates.

         SECTION 8. Representations and Warranties to Survive Delivery.

         All representations and warranties of the Depositor contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person in respect of the Underwriter, and shall survive delivery of the Certificates to the Underwriter.

         SECTION 9. Termination of Agreement.

         (a) The Underwriter may terminate its obligations under this Agreement, by notice to the Depositor, at any time at or prior to the Closing Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement.

         (b) The Underwriter may terminate its obligations under this Agreement in the absolute discretion of the Underwriter, by notice given to the Depositor, if (A) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Depositor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or State of New York authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and (B) in the case of any of the events specified in clauses (A)(i) through (iv) above, such event singly or together with any other such event, makes it, in the judgment of the Underwriter, impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.

         (c) If the Underwriter terminates its obligations under this Agreement in accordance with Section 9(a), the Depositor shall reimburse the Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

         SECTION 10. Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed duly given if sent by facsimile or delivered by courier, in either case with appropriate confirmation of receipt. Notices to the Underwriter shall be directed to __________ ____________________, Attention:
______________; to the Depositor shall be directed to
______________________________________, Attention: ________________, with a copy to the treasurer and the general counsel; and as to any party, to such other address as may hereafter be furnished by such party to the others in writing.

         SECTION 11. Parties.

         This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the Underwriter and the Depositor and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Depositor and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

         SECTION 13. Miscellaneous.

         This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. This Agreement may be signed in any number of duplicate originals, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Depositor in accordance with its terms.

                                            Very truly yours,

                                            HELLER FINANCIAL COMMERCIAL
                                              Mortgage Asset Corp.

                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

CONFIRMED AND ACCEPTED, as of the date first above written:

[Underwriter]


By:
   --------------------------------
   Name:
        ---------------------------
   Title:
         --------------------------
                                       19

                                   EXHIBIT A

                               FORM OF LEGEND TO
                  COMPUTATIONAL MATERIALS AND ABS TERM SHEETS

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by ________________________ and approved by ______________________. We recommend that investors obtain the advice of their ______________________ representative about the investment concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                   SCHEDULE 1

Underwriting Agreement, dated as of _______________, 199_.
Cut-Off Date:  ________________, 199_


As used in this Agreement, the term "Registration Statement" refers to the registration statement No. 033-_______ filed by Heller Financial Commercial Mortgage Asset Corp. on Form S-3 and declared effective by the Commission.

CERTIFICATES:

Heller Assets Capital, Inc.
Mortgage Pass-Through Certificates, Series 199_-______,
Class ____

=============================================================================================================
                             Initial Aggregate
                  Principal (or, in the case of Class IO,          Initial
   Class                         Notional)                      Pass-Through       Purchase
Designation                  Amount of Class(1)                     Rate           Price(2)      Rating(3)
-------------------------------------------------------------------------------------------------------------
                                     $                                %             -----%
-------------------------------------------------------------------------------------------------------------
                                     $                                %             -----%
-------------------------------------------------------------------------------------------------------------
                                     $                                %             -----%
-------------------------------------------------------------------------------------------------------------
                                     $                                %             -----%
-------------------------------------------------------------------------------------------------------------
                                     $                                %             -----%
-------------------------------------------------------------------------------------------------------------
                                     $                                %             -----%
-------------------------------------------------------------------------------------------------------------
                                     $                                %             -----%
-------------------------------------------------------------------------------------------------------------
                                     $                                %             -----%
=============================================================================================================

(1)  Subject to a variance of plus or minus 5.0%

(2) Expressed as a percentage of the aggregate stated or notional amount, as applicable, of the relevant class of Certificates to be purchased. [The purchase price for each class of the Certificates will include accrued interest at the initial Pass-Through Rate therefor on the aggregate stated or notional amount, as applicable, thereof to be purchased from the Cut-Off Date to but not including the Closing Date.]

(3)  By each of __________ ("______") and ________________ ("_______").